UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Item 7.01	Regulation FD Disclosure.

As previously announced in the Current Report on Form 8-K dated February 26, 2019, JAKKS Pacific, Inc. (together with its subsidiaries, the “Company”) received an expression of interest from Hong Kong Meisheng Cultural Company Limited (“Meisheng”), which expression of interest was subsequently reiterated by Meisheng, regarding a purchase by Meisheng of sufficient newly issued shares of the Company’s common stock such that Meisheng would own 51% of the Company’s outstanding shares, subject to certain conditions, including optimization of the post-transaction capital structure, the successful resolution of change in control provisions of key licensing agreements, and change in control and extension of maturities of the Company’s convertible senior notes and other indebtedness (the “Meisheng Proposal”). The Special Committee of the Company’s Board of Directors (the “Special Committee”) authorized its advisors, including Bank of America Merrill Lynch (“BAML”), to engage in discussions and negotiations with Meisheng concerning its proposal, and with Oasis Investments II Master Fund Ltd. (“Oasis”) and an ad hoc group of holders (the “Ad Hoc Group”) of the 4.875% convertible senior notes due 2020 (the “Notes”) issued by the Company concerning, among other things, the Meisheng Proposal and extension of maturities of the Company’s convertible senior notes. Those discussions were summarized in the Current Report on Form 8-K dated February 26, 2019, and the Company is currently awaiting the receipt by Meisheng of certain approvals to advance the aforementioned transactions, including approvals from Chinese regulatory bodies. As a result, no executed and binding agreements related to these transactions (including any commitment letter, term sheet, or similar agreement) have been reached with Meisheng, any member of the Ad Hoc Group, any other holders of the Notes or Oasis. No assurance can be given that the ongoing discussions will result in consummation of a transaction with Meisheng, the holders of the Notes or Oasis, or that even if a transaction is consummated that its final terms will resemble the terms described in the Current Report on Form 8-K dated February 26, 2019.

In addition to the evaluation and negotiation of the Meisheng Proposal, the Special Committee authorized its advisors to consider other potential strategic alternatives to the Meisheng Proposal, including the active solicitation of alternative transactions. In that regard, the Special Committee retained Jefferies LLC (“Jefferies”), as of April 8, 2019, and authorized Jefferies to supplement the work conducted by BAML last year, and the Company’s legal advisors have engaged in subsequent negotiations with members of the Ad Hoc Group, Oasis, GACP Finance Co., LLC (“GACP”) and Wells Fargo Bank, National Association (“Wells Fargo”) as well as other third parties regarding a variety of potential transactions. Specifically, through its advisors, the Company has solicited proposals from Wells Fargo, GACP and other third parties for amendments, extensions or refinancings of the Credit Agreement, Revolving Loan Note, Guaranty and Security Agreement and other ancillary documents and agreements with Wells Fargo (the “Credit Line”) and the Term Loan Agreement, Term Note, Guaranty and Security Agreement and other ancillary documents and agreements with GACP (the “Term Loan), respectively. In addition, the Company’s advisors have discussed with the Ad Hoc Group and Oasis the amendment and extension of the Company’s convertible senior notes due 2020 (the “2020 Notes”). Of the entirety of the Notes currently outstanding in the aggregate amount of $113,000,000, the Ad Hoc Group currently holds approximately $92,383,000 of the Notes, and Oasis currently holds $10,250,000 of the Notes.

As of the date hereof, the Company has reached an agreement in principle with the Ad Hoc Group and Oasis with respect to an alternative transaction, in lieu of the Meisheng Proposal, that contemplates the extension or refinancing of the Credit Line, the retirement or refinancing of the Term Loan, and the provision of incremental liquidity to the Company. In addition, the alternative transaction contemplates an investment by holders of the Notes to exchange into a new secured debt instrument, plus the issuance of significant preferred and common equity to holders of the Notes who participate in the exchange, including the Ad Hoc Group. The foregoing is only a summary of the latest discussions and is not intended to be a complete description of all of the terms and conditions thereof, including the potential significant dilution that could occur as a result of the issuance of new equity contemplated by the alternative transaction. Discussions are ongoing, and while the Company and the Ad Hoc Group are continuing to negotiate definitive documents, no executed and binding agreements (including any commitment letter, term sheet, or similar agreement) have been reached with Wells Fargo, GACP, any member of the Ad Hoc Group, any other holder of the Notes, or Oasis. No assurance can be given that the ongoing discussions will result in a consummation of a transaction with Wells Fargo, GACP, the Ad Hoc Group, any other holder of the Notes or Oasis, or that even if a transaction is consummated that its final terms will resemble the terms described above.

In connection with the ongoing negotiations, the Company entered into a series of confidentiality agreements (the “Confidentiality Agreements”) with members of the Ad Hoc Group and other third parties. Under the Confidentiality Agreements, on and after April 30, 2019, the Company engaged the members of the Ad Hoc Group, or the Ad Hoc Group’s advisors, in discussions as described above, and such members were provided with certain non-public information concerning the Company and its operations by the Ad Hoc Group’s financial advisors. In addition, the Company agreed to make public a document (this “Disclosure Statement”) containing the non-public information shared with members of the Ad Hoc Group. This Current Report on Form 8-K constitutes a Disclosure Statement that satisfies the Company’s disclosure obligations under the Confidentiality Agreements.

Nothing in this Current Report on Form 8-K shall constitute an offer to sell or a solicitation of an offer to buy, or an invitation to tender or exchange, any securities.

On April 30, 2019, the Ad Hoc Group’s financial advisors provided members of the Ad Hoc Group with a presentation that incorporated unaudited financial information provided by the Company, which has been included in the Form 8-K containing the 2019 first quarter earnings release or the 2019 first quarter Form 10-Q. To the extent financial information was provided to the Ad Hoc Group’s financial advisors and not included in one of the aforementioned documents, such financial information has been summarized and attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a summary of the non-public information incorporated into the presentation provided to the Ad Hoc Group. Such unaudited financial information included in the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the Company’s business based partly on assumptions made by its management. For example, statements included in this report (including the exhibit) regarding the terms under discussion with Meisheng, the Ad Hoc Group and Oasis or the outcome of such discussions, projected net sales, projected adjusted EBITDA and projected capital expenditures are all forward-looking statements. When the Company uses words like “intend,” “anticipate,” “believe,” “estimate,” “plan,” “expect”, “would” or words of similar import, the Company is making forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for the Company’s’ products, product mix, the timing of customer orders and deliveries, and the impact of competitive products and pricing. More information about potential factors that could affect the Company and the expectations described in the forward-looking statements are included in the Company’s filings with the Securities and Exchange Commission. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable and are based on information available to the Company on the date hereof, but the Company cannot assure you that these assumptions and expectations will prove to have been correct or that the Company will take any action that it may presently be planning. The Company is not undertaking to publicly update or revise any forward-looking statement if it obtains new information or upon the occurrence of future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Cleansing Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

By:	/S/ Brent Novak
Brent Novak, CFO

Date:  May 9, 2019